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                                                                  EXHIBIT 99.1


Contact:  Terrence Bowshier
VP - Director of Investor Relations
(614) 464-5078

             State Auto Financial Reports First Quarter 2005 Results

     o    Record quarterly earnings of $1.00 per share

     o    Quarterly GAAP combined ratio of 84.6

     o    Net income up 25.9% vs. first quarter of 2004

     o    Book value per share up 14.4% vs. first quarter of 2004


Columbus, Ohio (April 26, 2005) - State Auto Financial Corporation (NASDAQ:
STFC) today reported record quarterly net income of $40.8 million or $1.00 per diluted share, versus $32.4 million or $0.80 per diluted share for the first quarter of 2004. Net operating earnings* per diluted share were also a quarterly record, $0.96 versus $0.71, for the same 2004 period.

STFC's GAAP combined ratio for the quarter was 84.6 versus 89.6 for the first quarter of 2004. Catastrophe losses contributed 2.7 points to the loss ratio during the first quarter this year, compared to 1.0 points for the same period in 2004. STFC's first quarter revenue of $285.9 million was up from $273.1 million for the same period in 2004. STFC's book value per share increased to a new high of $16.89 per share. Return on stockholders' equity for the twelve months ending 3/31/05 was a robust 18.7%.

STFC Chairman and CEO Bob Moone stated, "It is always a plus to start a new year with positive results. Therefore, we are pleased to report excellent performance in all lines of our business during the first quarter. Our responsible pricing and disciplined underwriting strategies continued to produce outstanding combined ratios, allowing us to build shareholder value. STFC has produced record quarterly net operating earnings* in eight of the last ten quarters. We are confident that adherence to our core strategies will position us for success, despite periodic changes in the market landscape."

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a regional property and casualty insurance holding company engaged primarily in writing both personal and commercial lines of insurance. The company markets its products through more than 22,200 independent insurance agents associated with approximately 3,200 agencies in 26 central and eastern states, excluding New York, New Jersey and the New England states. The company is included in the 2005 Forbes Magazine's Platinum 400 list of the best-managed companies in America and the State Auto Insurance Companies carry an A+ (Superior) rating from the A.M. Best Company.

*Net operating earnings, a non-GAAP financial measure which management believes is informative to Company management and investors, differ from GAAP net income only by the


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exclusion of realized capital gains and losses, net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounts to $0.04 per diluted share for the first quarter 2005 versus $0.09 for the same 2004 period.


                                   * * * * * *

STFC has scheduled a conference call with interested investors for Tuesday, April 26, 10:00 a.m. EDT to discuss the company's first quarter 2005 performance. Live and archived broadcasts of the call can be accessed on www.STFC.com. A replay of the call can be heard beginning at noon, April 26, by calling 1-866-513-9974. Supplemental schedules detailing the company's first quarter 2005 financial, sales and underwriting results are made available on www.STFC.com prior to the conference call.

                                   * * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

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                STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)

                                                        Quarter Ended
                                                           March 31
($ millions, except per share amounts)              2005              2004
                                                 ----------        ----------
Net premiums written                             $    282.0(1)     $    252.8
                                                 ----------        ----------

Earned premiums                                       263.1             248.8
Net investment income                                  19.0              17.5
Net realized gain on investments                        2.4               5.4
Other income                                            1.4               1.4
                                                 ----------        ----------
  Total revenue                                       285.9             273.1
                                                 ----------        ----------

Income before federal income taxes                     57.8              46.0

Federal income tax expense                             17.0              13.6
                                                 ----------        ----------
Net income                                       $     40.8        $     32.4
                                                 ==========        ==========

Earnings per share:
     - basic                                     $     1.02        $     0.82
     - diluted                                   $     1.00        $     0.80

Earnings per share from operations *:
     - basic                                     $     0.98        $     0.73
     - diluted                                   $     0.96        $     0.71

Weighted average shares outstanding:
     - basic                                           40.2              39.6
     - diluted                                         40.9              40.5

Book value per share                             $    16.89        $    14.76

Dividends paid per share                         $    0.045        $    0.040

Total shares outstanding                               40.2              39.7

GAAP ratios:
     Loss and LAE ratio                                52.7              59.4
     Expense ratio                                     31.9              30.2
                                                 ----------        ----------
     Combined ratio                                    84.6              89.6
                                                 ==========        ==========

* Net income from operations:
Net income                                       $     40.8        $     32.4
Less net realized gains on investments,
  less applicable federal income taxes                  1.6               3.5
                                                 ----------        ----------
Net income from operations                       $     39.2        $     28.9
                                                 ==========        ==========


(1) Net premiums written for the three months ended March 31, 2005, includes $23.9 million of unearned premiums transferred to STFC in connection with the addition of Meridian Security Insurance Company and Meridian Citizens Mutual Insurance Company to the State Auto Pool, effective January 1, 2005.